Exhibit 99.1

WASTE CONNECTIONS REPORTS SECOND QUARTER 2019 RESULTS

AND UPDATES FULL YEAR OUTLOOK

-	Revenue of $1.370 billion, up 10.5%
-	Reports 6.0% solid waste price + volume growth, exceeding high end of outlook
-	Net income attributable to Waste Connections of $148.8 million, or $0.56 per share
-	Adjusted net income attributable to Waste Connections* of $181.3 million, or $0.69 per share
-	Adjusted EBITDA* of $425.3 million, or 31.1% of revenue
-	YTD net cash provided by operating activities of $753.0 million
-	YTD adjusted free cash flow* of $503.9 million, or 19.3% of revenue
-	YTD acquired annualized revenue of approximately $160 million

TORONTO, ONTARIO, July 29, 2019 - Waste Connections, Inc. (TSX/NYSE: WCN) (“Waste Connections” or the “Company”) today announced its results for the second quarter of 2019.

“Solid waste pricing growth of over 5%, along with a sequential 200 basis points increase in solid waste volumes, drove underlying solid waste collection, transfer and disposal margin expansion of approximately 70 basis points in the quarter.  This helped offset a portion of the impact from lower than expected contributions from higher margin, commodity-related activities, primarily recycling and renewable fuels, and the dilutive margin impact of acquisitions completed since the prior year period. Our team delivered on the commitments within their control, but the ongoing erosion in recycled commodity values and a precipitous drop in renewable fuel credits impacted overall results,” said Worthing F. Jackman, President and Chief Executive Officer. “In spite of these commodity-related headwinds, we have already generated adjusted free cash flow* of more than $500 million, putting us on track to meet our original expectation for underlying adjusted free cash flow* for the full year.”

Mr. Jackman added, “As anticipated, we have already completed an outsized year of acquisition activity with almost half of the year still ahead of us, as we have closed approximately $160 million in total annualized revenue.  We are particularly pleased with the approximate 65% average reduction in safety-related incidents in the three largest acquisitions completed over the last several months, and we look forward to continued improvement, as we are accelerating the timing to automate the residential fleet in our largest acquired location. In addition, new contract awards are trending above average. These wins provide foundations for further growth next year but require incremental capex in the current year, which, along with the accelerated fleet conversion referenced above, totals approximately $35 million, and will impact reported adjusted free cash flow*. The strength of our financial profile and free cash flow generation keeps us well-positioned for additional acquisitions and organic growth opportunities, while maintaining the flexibility to increase the return of capital to shareholders.”

Q2 2019 Results

Revenue in the second quarter totaled $1.370 billion, up from $1.240 billion in the year ago period. Operating income was $222.1 million; this compares to $210.7 million in the year ago period.

Net income attributable to Waste Connections in the second quarter was $148.8 million, or $0.56 per share on a diluted basis of 264.5 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $138.7 million, or $0.52 per share on a diluted basis of 264.3 million shares.

Adjusted net income attributable to Waste Connections* in the second quarter was $181.3 million, or $0.69 per share, versus $172.3 million, or $0.65 per share, in the prior year period. Adjusted EBITDA* in the second quarter was $425.3 million and 31.1% of revenue, as compared to adjusted EBITDA* of $395.5 million and 31.9% of revenue in the prior year period.

*A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule

Adjusted net income attributable to Waste Connections, adjusted net income attributable to Waste Connections per diluted share and adjusted EBITDA, all non-GAAP measures, primarily exclude acquisition-related items, as reflected in the detailed reconciliations in the attached tables.

Six Months Year to Date 2019 Results

For the six months ended June 30, 2019, revenue was $2.614 billion, as compared to revenue of $2.380 billion in the year ago period. Operating income was $407.0 million, which included $31.3 million of expenses primarily related to impairments and other items related to the termination of certain contracts and other acquisition-related costs; this compared to operating income of $399.4 million for the same period in 2018, which included $18.3 million of expenses primarily related to impairments and other items related to the termination of certain contracts and other acquisition-related costs.

Net income attributable to Waste Connections for the six months ended June 30, 2019, was $274.5 million, or $1.04 per share on a diluted basis of 264.4 million shares. In the year ago period, the Company reported net income attributable to Waste Connections of $263.6 million, or $1.00 per share on a diluted basis of 264.5 million shares.

Adjusted net income attributable to Waste Connections* for the six months ended June 30, 2019, was $345.2 million, or $1.31 per share, compared to $320.9 million, or $1.21 per share, in the year ago period. Adjusted EBITDA* for the six months ended June 30, 2019, was $811.0 million and 31.0% of revenue, as compared to $752.4 million and 31.6% of revenue in the prior year period.

Updated 2019 Outlook

Waste Connections also updated its outlook for 2019, which assumes no change in the current economic environment. The Company’s outlook excludes any impact from additional acquisitions that may close during the year, and expensing of transaction-related items. The outlook provided below is forward looking, and actual results may differ materially depending on risks and uncertainties detailed at the end of this release and in our periodic filings with the U.S. Securities and Exchange Commission and the securities commissions or similar regulatory authorities in Canada. Certain components of the outlook for 2019 are subject to quarterly fluctuations. See reconciliation in the attached tables.

•	Revenue is estimated to be approximately $5.375 billion, as compared to our original revenue outlook of approximately $5.310 billion.
•	Net income attributable to Waste Connections is estimated to be approximately $573 million, and adjusted EBITDA* is estimated to be approximately $1.675 billion, or about 31.2% of revenue, as compared to our original adjusted EBITDA* outlook of $1.705 billion.
•	Capital expenditures are estimated to be approximately $600 million, as compared to our original capital expenditures outlook of approximately $575 million, due primarily to $35 million of incremental capital expenditures primarily related to contracts awarded during 2019.
•	Net cash provided by operating activities is estimated to be approximately $1.510 billion, as compared to our original outlook of $1.525 billion, and adjusted free cash flow*, including the incremental $35 million in capital expenditures noted above, is estimated to be approximately $915 million, or about 17.0% of revenue, as compared to our original adjusted free cash flow* outlook of approximately $950 million.

* A non-GAAP measure; see accompanying Non-GAAP Reconciliation Schedule.

Q2 2019 Conference Call

Waste Connections will be hosting a conference call related to second quarter earnings on July 30th at 8:30 A.M. Eastern Time. To access the call, listeners should dial 800-768-9711 (within North America) or 212-231-2912 (international) approximately 10 minutes prior to the scheduled start time and ask the operator for the Waste Connections conference call (a passcode is not required). A replay of the conference call will be available until August 6, 2019 by calling 800-633-8284 (within North America) or 402-977-9140 (international) and entering Passcode #21925963. The call will be broadcast live over the Internet through a link on the Company’s website at www.wasteconnections.com.  A playback of the call will be available on the Company’s website.

Waste Connections will be filing a Form 8-K on EDGAR and on SEDAR (as an "Other" document) prior to markets opening on July 30th, providing the Company's third quarter 2019 outlook for revenue, price plus volume growth for solid waste and adjusted EBITDA*.

*A non-GAAP measure.

About Waste Connections

Waste Connections is an integrated solid waste services company that provides non-hazardous waste collection, transfer, disposal and recycling services in mostly exclusive and secondary markets in the United States and Canada. Through its R360 Environmental Solutions subsidiary, Waste Connections is also a leading provider of non-hazardous oilfield waste treatment, recovery and disposal services in several of the most active natural resource producing areas in the United States, including the Permian, Bakken and Eagle Ford Basins. Waste Connections serves more than seven million residential, commercial, industrial, and exploration and production customers in 42 states in the U.S., and six provinces in Canada. The Company also provides intermodal services for the rail haul movement of cargo and solid waste containers in the Pacific Northwest.

For more information, visit the Waste Connections web site at www.wasteconnections.com. Copies of financial literature, including this release, are available on the Waste Connections website or through contacting us directly at (905) 532-7510. Investors can also obtain these materials and other documents filed with the U.S. Securities and Exchange Commission (“SEC”) and the Canadian securities regulators free of charge at the SEC’s website, www.sec.gov, and at the System for Electronic Document Analysis and Retrieval maintained by the Canadian Securities Administrators at www.sedar.com.

Safe Harbor and Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (“PSLRA”), including “forward-looking information” within the meaning of applicable Canadian securities laws. These forward-looking statements are neither historical facts nor assurances of future performance and reflect Waste Connections’ current beliefs and expectations regarding future events and operating performance. These forward-looking statements are often identified by the words “may,” “might,” “believes,” “thinks,” “expects,” ”estimate,” “continue,” “intends” or other words of similar meaning. All of the forward-looking statements included in this press release are made pursuant to the safe harbor provisions of the PSLRA and applicable securities laws in Canada. Forward-looking statements involve risks and uncertainties. Forward-looking statements in this press release include, but are not limited to, statements about expected 2019 financial results, outlook and related assumptions, adjusted free cash flow, capital expenditures, potential acquisition activity and return of capital to shareholders. Important factors that could cause actual results to differ, possibly materially, from those indicated by the forward-looking statements include, but are not limited to, risk factors detailed from time to time in the Company’s filings with the SEC and the securities commissions or similar regulatory authorities in Canada. You should not place undue reliance on forward-looking statements, which speak only as of the date of this press release. Waste Connections undertakes no obligation to update the forward-looking statements set forth in this press release, whether as a result of new information, future events, or otherwise, unless required by applicable securities laws.

– financial tables attached –

CONTACT:

Mary Anne Whitney / (832) 442-2253

Waste Connections, Inc.

CONDENSED Consolidated Statements of NET INCOME

THRee AND SIX months ended JuNE 30, 2018 and 2019

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019

Revenues	$1,239,968	$1,369,639	$2,380,099	$2,614,275
Operating expenses:
Cost of operations	725,022	815,819	1,384,825	1,549,508
Selling, general and administrative	128,261	139,664	259,568	272,249
Depreciation	142,450	156,776	275,634	303,623
Amortization of intangibles	26,474	31,344	52,573	61,886
Impairments and other operating items	7,073	3,902	8,104	20,014
Operating income	210,688	222,134	399,395	406,995

Interest expense	(32,426)	(37,245)	(64,796)	(74,533)
Interest income	1,056	1,818	2,210	5,129
Other income, net	2,031	805	1,644	3,363
Foreign currency transaction gain (loss)	30	1,115	(190)	1,218
Income before income tax provision	181,379	188,627	338,263	342,172

Income tax provision	(42,565)	(39,788)	(74,417)	(67,756)
Net income	138,814	148,839	263,846	274,416
Plus (less): net loss (income) attributable to noncontrolling interests	(132)	9	(295)	54
Net income attributable to Waste Connections	$138,682	$148,848	$263,551	$274,470

Earnings per common share attributable to Waste Connections’ common shareholders:
Basic	$0.53	$0.56	$1.00	$1.04

Diluted	$0.52	$0.56	$1.00	$1.04

Shares used in the per share calculations:
Basic	263,691,172	263,846,970	263,757,179	263,725,867
Diluted	264,332,029	264,494,943	264,452,785	264,416,610

Cash dividends per common share	$0.14	$0.16	$0.28	$0.32

Waste Connections, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands of U.S. dollars, except share and per share amounts)

	December 31, 2018	June 30, 2019
ASSETS
Current assets:
Cash and equivalents	$319,305	$209,209
Accounts receivable, net of allowance for doubtful accounts of $16,760 and $14,029 at December 31, 2018 and June 30, 2019, respectively	609,545	663,931
Prepaid expenses and other current assets	164,053	117,454
Total current assets	1,092,903	990,594
Restricted cash	84,661	84,527
Restricted investments	47,486	54,515
Property and equipment, net	5,168,996	5,318,196
Operating lease right-of-use assets	-	194,361
Goodwill	5,031,685	5,316,670
Intangible assets, net	1,128,628	1,124,107
Other assets, net	72,970	62,802
Total assets	$12,627,329	$13,145,772
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$359,967	$408,229
Book overdraft	18,518	17,984
Accrued liabilities	289,544	274,478
Current portion of operating lease liabilities	-	30,255
Current portion of contingent consideration	11,612	11,773
Deferred revenue	179,282	199,401
Current portion of long-term debt and notes payable	1,786	798
Total current liabilities	860,709	942,918

Long-term debt and notes payable	4,153,465	4,082,876
Long-term portion of operating lease liabilities	-	170,829
Long-term portion of contingent consideration	43,003	45,227
Deferred income taxes	760,033	783,609
Other long-term liabilities	349,931	412,508
Total liabilities	6,167,141	6,437,967
Commitments and contingencies
Equity:
Common shares: 263,271,302 shares issued and 263,141,413 shares outstanding at December 31, 2018; 263,686,518 shares issued and 263,601,239 shares outstanding at June 30, 2019	4,131,307	4,135,002
Additional paid-in capital	133,577	138,194
Accumulated other comprehensive loss	(74,786)	(23,487)
Treasury shares: 129,889 and 85,279 shares at December 31, 2018 and June 30, 2019, respectively	-	-
Retained earnings	2,264,510	2,452,687
Total Waste Connections’ equity	6,454,608	6,702,396
Noncontrolling interest in subsidiaries	5,580	5,409
Total equity	6,460,188	6,707,805
	$12,627,329	$13,145,772

Waste Connections, Inc.

Condensed Consolidated Statements of Cash Flows

SIX months ended JUNE 30, 2018 and 2019

(Unaudited)

(in thousands of U.S. dollars)

	Six months ended June 30,
	2018	2019
Cash flows from operating activities:
Net income	$263,846	$274,416
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on disposal of assets and impairments	10,090	18,924
Depreciation	275,634	303,623
Amortization of intangibles	52,573	61,886
Amortization of leases	-	13,183
Deferred income taxes, net of acquisitions	26,399	18,911
Amortization of debt issuance costs	2,081	2,414
Share-based compensation	20,262	26,763
Interest accretion	7,403	8,143
Payment of contingent consideration recorded in earnings	(11)	-
Adjustments to contingent consideration	349	1,466
Other	64	(1,514)
Net change in operating assets and liabilities, net of acquisitions	6,241	24,833
Net cash provided by operating activities	664,931	753,048

Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	(485,519)	(381,422)
Capital expenditures for property and equipment	(201,712)	(253,790)
Proceeds from disposal of assets	2,074	1,198
Change in restricted investments, net of interest income	-	(6,206)
Other	(77)	(70)
Net cash used in investing activities	(685,234)	(640,290)

Cash flows from financing activities:
Proceeds from long-term debt	165,736	1,016,154
Principal payments on notes payable and long-term debt	(338,137)	(1,134,589)
Payment of contingent consideration recorded at acquisition date	(4,976)	(550)
Change in book overdraft	(1,132)	(534)
Payments for repurchase of common shares	(42,040)	-
Payments for cash dividends	(73,584)	(84,215)
Tax withholdings related to net share settlements of equity-based compensation	(14,589)	(17,264)
Debt issuance costs	(2,757)	(5,838)
Proceeds from sale of common shares held in trust	2,146	3,695
Other	(103)	(117)
Net cash used in financing activities	(309,436)	(223,258)
Effect of exchange rates changes on cash, cash equivalents and restricted cash	(915)	270
Net decrease in cash, cash equivalents and restricted cash	(330,654)	(110,230)
Cash, cash equivalents and restricted cash at beginning of period	556,467	403,966
Plus: change in cash held for sale	33	-
Cash, cash equivalents and restricted cash at end of period	$225,846	$293,736

ADDITIONAL STATISTICS

(in thousands of U.S. dollars, except where noted)

Solid Waste Internal Growth: The following table reflects a breakdown of the components of our solid waste internal growth for the three months ended June 30, 2019:

	U.S.	Canada	Total
Core Price	4.8%	6.0%	5.0%
Surcharges	0.2%	0.4%	0.2%
Volume	1.0%	0.1%	0.8%
Recycling	(0.6)%	(1.0)%	(0.7)%
Foreign Exchange Impact	-	(3.6)%	(0.5)%
Total	5.4%	1.9%	4.8%

Revenue Breakdown: The following table reflects a breakdown of our revenue for the three month periods ended June 30, 2018 and 2019:

	Three Months Ended June 30, 2018
	Revenue	Inter- company Elimination	Reported Revenue	%
Solid Waste Collection	$854,719	$(2,440)	$852,279	68.7%
Solid Waste Disposal and Transfer	440,537	(171,583)	268,954	21.7%
Solid Waste Recycling	22,703	(698)	22,005	1.8%
E&P Waste Treatment, Recovery and Disposal	62,663	(2,431)	60,232	4.9%
Intermodal and Other	37,324	(826)	36,498	2.9%
Total	$1,417,946	$(177,978)	$1,239,968	100.0%

	Three Months Ended June 30, 2019
	Revenue	Inter- company Elimination	Reported Revenue	%
Solid Waste Collection	$958,124	$(2,733)	$955,391	69.8%
Solid Waste Disposal and Transfer	501,401	(198,008)	303,393	22.1%
Solid Waste Recycling	16,730	(405)	16,325	1.2%
E&P Waste Treatment, Recovery and Disposal	68,039	(4,021)	64,018	4.7%
Intermodal and Other	31,134	(622)	30,512	2.2%
Total	$1,575,428	$(205,789)	$1,369,639	100.0%

Contribution from Acquisitions: The following table reflects revenues from solid waste acquisitions, net of divestitures, for the three month periods ended June 30, 2018 and 2019:

	Three months ended June 30,
	2018	2019
Acquisitions, net	$32,763	$77,396

ADDITIONAL STATISTICS (continued)

(in thousands of U.S. dollars, except where noted)

Other Cash Flow Items: The following table reflects cash interest and cash taxes for the three and six month periods ended June 30, 2018 and 2019:

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Cash Interest Paid	$40,046	$46,084	$62,486	$68,258
Cash Taxes Paid	16,183	14,121	22,853	20,532

Debt to Book Capitalization as of June 30, 2019: 38%

Internalization for the three months ended June 30, 2019: 55%

Days Sales Outstanding for the three months ended June 30, 2019: 44 (31 net of deferred revenue)

Share Information for the three months ended June 30, 2019:

Basic shares outstanding	263,846,970
Dilutive effect of equity-based awards	647,973
Diluted shares outstanding	264,494,943

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Adjusted EBITDA, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a performance and valuation measure in the solid waste industry. Management uses adjusted EBITDA as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted EBITDA as net income attributable to Waste Connections, plus or minus net income (loss) attributable to noncontrolling interests, plus income tax provision, plus interest expense, less interest income, plus depreciation and amortization expense, plus closure and post-closure accretion expense, plus or minus any loss or gain on impairments and other operating items, plus other expense, less other income, plus foreign currency transaction loss, less foreign currency transaction gain. Waste Connections further adjusts this calculation to exclude the effects of other items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate adjusted EBITDA differently.

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Net Income attributable to Waste Connections	$138,682	$148,848	$263,551	$274,470
Plus/less: Net income/(loss) attributable to noncontrolling interests	132	(9)	295	(54)
Plus: Income tax provision	42,565	39,788	74,417	67,756
Plus: Interest expense	32,426	37,245	64,796	74,533
Less: Interest income	(1,056)	(1,818)	(2,210)	(5,129)
Plus: Depreciation and amortization	168,924	188,120	328,207	365,509
Plus: Closure and post-closure accretion	3,258	3,682	6,496	7,172
Plus: Impairments and other operating items	7,073	3,902	8,104	20,014
Less: Other income, net	(2,031)	(805)	(1,644)	(3,363)
Plus/less: Foreign currency transaction loss/(gain)	(30)	(1,115)	190	(1,218)
Adjustments:
Plus: Transaction-related expenses (a)	2,199	6,184	4,584	7,021
Plus: Pre-existing Progressive Waste share-based grants (b)	2,058	1,262	3,221	4,283
Plus: Integration-related and other expenses (c)	1,306	-	2,416	-
Adjusted EBITDA	$395,506	$425,284	$752,423	$810,994

As % of revenues	31.9%	31.1%	31.6%	31.0%

(a)	Reflects the addback of acquisition-related transaction costs.
(b)	Reflects share-based compensation costs, including changes in fair value and related expenses, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition.
(c)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted Free Cash Flow:

Adjusted free cash flow, a non-GAAP financial measure, is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. Management uses adjusted free cash flow as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections defines adjusted free cash flow as net cash provided by operating activities, plus or minus change in book overdraft, plus proceeds from disposal of assets, less capital expenditures for property and equipment and distributions to noncontrolling interests. Waste Connections further adjusts this calculation to exclude the effects of items management believes impact the ability to assess the operating performance of its business. This measure is not a substitute for, and should be used in conjunction with, GAAP liquidity or financial measures. Other companies may calculate adjusted free cash flow differently.

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Net cash provided by operating activities	$357,684	$389,276	$664,931	$753,048
Plus/(Less): Change in book overdraft	(837)	2,250	(1,132)	(534)
Plus: Proceeds from disposal of assets	1,072	559	2,074	1,198
Less: Capital expenditures for property and equipment	(110,496)	(139,552)	(201,712)	(253,790)
Less: Distributions to noncontrolling interests	-	(117)	(103)	(117)
Adjustments:
Payment of contingent consideration recorded in earnings (a)	-	-	11	-
Cash received for divestitures (b)	-	-	-	(2,376)
Transaction-related expenses (c)	2,199	6,184	4,584	7,021
Integration-related and other expenses (d)	1,306	-	2,416	-
Pre-existing Progressive Waste share-based grants (e)	2,990	189	4,909	2,371
Tax effect (f)	(1,373)	(1,213)	(3,279)	(2,910)
Adjusted free cash flow	$252,545	$257,576	$472,699	$503,911

As % of revenues	20.4%	18.8%	19.9%	19.3%

(a)	Reflects the addback of acquisition-related payments for contingent consideration that were recorded as expenses in earnings and as a component of cash flows from operating activities as the amounts paid exceeded the fair value of the contingent consideration recorded at the acquisition date.
(b)	Reflects the elimination of cash received in conjunction with the divestiture of certain Progressive Waste operations.
(c)	Reflects the addback of acquisition-related items, including transaction costs.
(d)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(e)	Reflects the cash settlement of pre-existing Progressive Waste share-based awards and related payments during the period.
(f)	The aggregate tax effect of footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.

NON-GAAP RECONCILIATION SCHEDULE (continued)

(in thousands of U.S. dollars, except per share amounts)

Reconciliation of Adjusted Net Income attributable to Waste Connections and Adjusted Net Income per Diluted Share attributable to Waste Connections:

Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections, both non-GAAP financial measures, are provided supplementally because they are widely used by investors as a valuation measure in the solid waste industry. Management uses adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections as one of the principal measures to evaluate and monitor the ongoing financial performance of Waste Connections’ operations. Waste Connections provides adjusted net income attributable to Waste Connections to exclude the effects of items management believes impact the comparability of operating results between periods. Adjusted net income attributable to Waste Connections has limitations due to the fact that it excludes items that have an impact on the Company’s financial condition and results of operations. Adjusted net income attributable to Waste Connections and adjusted net income per diluted share attributable to Waste Connections are not a substitute for, and should be used in conjunction with, GAAP financial measures. Other companies may calculate these non-GAAP financial measures differently.

	Three months ended June 30,		Six months ended June 30,
	2018	2019	2018	2019
Reported net income attributable to Waste Connections	$138,682	$148,848	$263,551	$274,470
Adjustments:
Amortization of intangibles (a)	26,474	31,344	52,573	61,886
Impairments and other operating items (b)	7,073	3,902	8,104	20,014
Transaction-related expenses (c)	2,199	6,184	4,584	7,021
Pre-existing Progressive Waste share-based grants (d)	2,058	1,262	3,221	4,283
Integration-related and other expenses (e)	1,306	-	2,416	-
Tax effect (f)	(7,971)	(10,272)	(16,016)	(22,469)
Tax items (g)	2,515	-	2,515	-
Adjusted net income attributable to Waste Connections	$172,336	$181,268	$320,948	$345,205

Diluted earnings per common share attributable to Waste Connections’ common shareholders:
Reported net income	$0.52	$0.56	$1.00	$1.04
Adjusted net income	$0.65	$0.69	$1.21	$1.31

(a)	Reflects the elimination of the non-cash amortization of acquisition-related intangible assets.
(b)	Reflects the addback of impairments and other operating items.
(c)	Reflects the addback of acquisition-related transaction costs.
(d)	Reflects share-based compensation costs, including changes in fair value and related expenses, associated with share-based awards granted by Progressive Waste outstanding at the time of the Progressive Waste acquisition
(e)	Reflects the addback of integration-related items, including rebranding costs, associated with the Progressive Waste acquisition.
(f)	The aggregate tax effect of the adjustments in footnotes (a) through (e) is calculated based on the applied tax rates for the respective periods.
(g)	Reflects items primarily associated with internal financing restructuring in conjunction with the Tax Act enacted on December 22, 2017, as well as a reduction in deferred tax liabilities resulting from state legislation enacted during the quarter and changes in the Company’s geographical apportionment due to acquisition activity.

UPDATED 2019 OUTLOOK

NON-GAAP RECONCILIATION SCHEDULE

(in thousands of U.S. dollars, except where noted)

Reconciliation of Adjusted EBITDA:

Updated 2019 Outlook
Net Income attributable to Waste Connections	$573,263
Plus: Income tax provision*	181,000
Plus: Interest expense, net	139,000
Plus: Depreciation and depletion	616,000
Plus: Amortization	125,000
Plus: Closure and post-closure accretion	14,000
Plus: Impairments and other operating items (a)	20,014
Less: Other income, net (a)	(3,363)
Less: Foreign currency transaction gain (a)	(1,218)
Adjustments: (a)
Plus: Transaction-related expenses	7,021
Plus: Pre-existing Progressive Waste share-based grants	4,283
Adjusted EBITDA	$1,675,000

As % of revenues	31.2%

(a)	Approximately 24%; reflects the midpoint of the estimated 21.5% to 26.5% potential range resulting from IRS proposed regulations released in late December 2018 related to the Tax Act which, if finalized and implemented in 2019, could impact 2019’s effective tax rate.
(b)	Reflects amounts reported for the six month period ended June 30, 2019, as shown on page 9.

Reconciliation of Adjusted Free Cash Flow:

Updated 2019 Outlook
Net cash provided by operating activities	$1,509,813
Plus: Proceeds from disposal of assets (a)	1,198
Less: Distributions to noncontrolling interests (a)	(117)
Less: Capital expenditures for property and equipment	(565,000)
Less: Capital expenditures primarily related to new contract awards	(35,000)
Adjustments: (a)
Cash received from divestitures	(2,376)
Transaction-related expenses	7,021
Pre-existing Progressive Waste share-based grants	2,371
Tax effect	(2,910)
Adjusted free cash flow	$915,000

As % of revenues	17.0%

(a)	Reflects amounts reported for the six month period ended June 30, 2019, as shown on page 10.

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